Exhibit 3.1

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

BELLRING BRANDS, INC.

BellRing Brands, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (as from time to time in effect, the “General Corporation Law”), hereby certifies as follows:

1.	The text of Article 1 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The name of the Corporation is BellRing Intermediate Holdings, Inc.”

2.	That the aforesaid amendment was duly adopted in accordance with Section 242 of the General Corporation Law.

3.	That this Certificate of Amendment shall become effective at 9:30 a.m. Eastern Time on March 10, 2022.

[Signature Page Follows]

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by the undersigned on this 9th day of March 2022.

BELLRING BRANDS, INC.

By:	/s/ Darcy Horn Davenport
Name: Darcy Horn Davenport
Title: President and Chief Executive Officer